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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2003 (except Note 10, as to which the date is September 5, 2003), with respect to the financial statements of The Lehigh Press, Inc. included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1, No. 333-112031) and related Prospectus of Von Hoffman Holdings Inc. (Holdings) and Von Hoffmann Corporation (the Company) for the registration of $60,000,000 of the Company's 10 1/4% Senior Notes due 2009 and included in Post-Effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-90992) and related Prospectus of Holdings and the Company for the registration of $275,000,000 of the Company's 10 1/4% Senior Notes due 2009, $100,000,000 of the Company's 10 3/8% Senior Subordinated Notes due 2007, and $41,901,020 of Holdings' 13 1/2% Subordinated Exchange Debentures due 2009.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 7, 2004

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Consent of Independent Auditors